UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 8, 2012

Abaxis, Inc.
(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3240 Whipple Road, Union City, CA 94587
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 675-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As already reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2012, the Annual Meeting of Shareholders of Abaxis, Inc. (the “Company”) was initially convened at 10:00 a.m. on October 24, 2012.  At this portion of the Annual Meeting, after acting upon proposals to elect directors, conduct an advisory vote on executive compensation and ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2013, shareholders approved the adjournment of the meeting until 11:00 a.m. on November 8, 2012.

Accordingly, the Annual Meeting was reconvened at 11:00 a.m. on November 8, 2012.  At such time, there were 21,932,263 shares of common stock entitled to be voted, and 20,637,197 shares were present in person or by proxy at the time the meeting was reconvened.  One item of business was acted upon by shareholders at this portion of the Annual Meeting.  The voting results are as follows:

Amendment to 2005 Equity Incentive Plan.  Shareholders approved the amendment to the Company’s 2005 Equity Incentive Plan set forth as Proposal 2 in the proxy statement for the meeting, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Vote
13,627,581	5,061,736	258,896	1,688,984

ITEM 8.01.	OTHER EVENTS.

As previously reported in the Company’s Current Report on Form 8-K filed on August 28, 2012, in connection with the preparation of the proxy statement for the Company’s 2012 Annual Meeting of Shareholders, the Company determined that it had issued more shares in settlement of restricted stock units than were permitted under the full value award limit contained in the Company’s 2005 Equity Incentive Plan (the “Plan”), and that such issuance in excess of the full value award limit violated the Nasdaq Stock Market’s Listing Rule 5635(c) (the “Rule”).  On November 12, 2012, the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) noting that, with the amendment of the Company’s 2005 Equity Incentive Plan having been approved by the shareholders at the Annual Meeting, Nasdaq has determined that the Company has regained compliance with the Rule and Nasdaq has closed its file on this matter.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 13, 2012

ABAXIS, INC.

By:	/s/ Alberto R. Santa Ines
Alberto R. Santa Ines
Vice President Finance and
Chief Financial Officer

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